Exhibit 23.1

KPMG LLP

1023 Walnut Street

Boulder, Colorado, CO 80302

Consent of the Independent Auditors

We consent to the incorporation by reference in the registration statements (Nos. 333-264616, 333-272421 and 333-275518) on Form S-3 and (Nos. 333-255140, 333-263799, 333-270878 and 333-278315) Form S-8 of OnKure Therapeutics, Inc. of our report dated May 13, 2024, with respect to the financial statements of OnKure, Inc., which report appears in this Form 8-K of OnKure Therapeutics, Inc. dated October 8, 2024.

/s/ KPMG LLP

Boulder, Colorado

October 8, 2024